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                                                                   EXHIBIT 10.14

                            INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR Agreement is executed and delivered as of the 28th day of April, 1998 BY MICHAEL VELTRI (individually and as trustee under trust agreement dated December 17, 1992 called "Veltri") and COMERICA BANK, in its capacity as Agent ("Agent") under that certain Talon Automotive Group, Inc. $100,000,000 Credit Agreement of even date herewith (as it may be amended from time to time, called herein, "Credit Agreement") between Talon Automotive Group, Inc. ("Talon"), Veltri Metal Products Co. (f/k/a VS Acquisition Co.) ("VMP", together with Talon, the "Borrowers"), Comerica as Agent and the Banks from time to time party thereto.

         WHEREAS, pursuant to a certain Stock Agreement dated as of November 8, 1996 between VMP and Veltri ("Purchase Agreement"), Veltri sold to VMP the business and assets described in such Purchase Agreement; and

         WHEREAS, as security for the obligation of VMP to pay certain obligations under or in connection with the Purchase Agreement as and when due ("Veltri Obligations") Borrowers have granted to Veltri security interests in and liens and mortgages upon certain property of the Borrowers; and

         WHEREAS, pursuant to the Credit Agreement, Agent and the Banks have agreed, and may in the future further agree, to make loans and extensions of credit to Borrowers for Borrowers' corporate purposes from time to time, including but not limited to, revolving loans, letters of credit and swing line loans, in aggregate principal amount from time to time outstanding of up to One Hundred Million Dollars ($100,000,000) ("Bank Loans"); and

         WHEREAS, as security for the indebtedness and obligations of Borrowers under the Credit Agreement and the Documents (defined therein), including the Bank Loans ("Bank Obligations", called together with the Veltri Obligations, "Obligations") Borrowers have granted Agent security interests and liens and mortgages upon substantially all of their assets and properties (the "Collateral"); and

         WHEREAS, Veltri and Comerica desire to set forth in writing their agreements with respect to their respective interests in the Collateral;

         NOW, THEREFORE, it is agreed:

         1. PURPOSE. So long as both the Credit Agreement is in effect, and thereafter so long as any Bank Obligations remain outstanding, the respective interests of Comerica and Veltri in and to the Collateral shall at all times be governed hereby, notwithstanding any contrary priority or right of application which would otherwise result from the sequence in which the interests of Comerica and Veltri in the Collateral have been or may be granted, attached and/or perfected, or that fact that the certain of the Obligations may not be continuously outstanding during the term of this Agreement.


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         2. PRIORITIES. To the extent of the Bank Obligations from time to time outstanding, the interests of Comerica in and to the Collateral shall be senior to and have priority over the interests of Veltri therein and, in any liquidation or collection of the Collateral, the proceeds thereof (including without limit insurance and/or condemnation awards resulting from casualty or condemnation of the Collateral) shall be applied toward satisfaction in full of Bank Obligations before Veltri shall be entitled to receive or apply any such proceeds toward payment or satisfaction of Veltri Obligations.

         3. PRE-DEFAULT NOTICE COLLECTIONS. Comerica and Veltri each hereby covenant and agree to notify one another in writing in the event that, upon the occurrence of a default in payment or performance of the Obligations, it elects to accelerate Obligations or exercise other remedies with respect to the Collateral ("Default Notice"). So long as no Default Notice has been delivered, or at any time after any Default Notice issued by Comerica or Veltri has been rescinded or withdrawn by the issuer thereof, each of Comerica and Veltri shall be entitled to collect and receive payments from Borrower for application against the Obligations owed to them, and neither of them shall have any obligation to inquire as to the source of funds from which such payment is made and/or whether such payment constitutes proceeds of the Collateral in which Comerica has a superior interest.

         4. POST DEFAULT NOTICE COLLECTIONS. Upon and after the issuance a Default Notice, and until and unless such Default Notice is rescinded in writing by the issuer thereof, Veltri agrees that: (a) to the extent it collects or receives proceeds of any Collateral, it shall hold the same in trust on behalf Comerica and, upon request of Comerica, deliver the same over to Comerica for application against Bank Obligations; (b) with respect to any Default Notice issued by Comerica and for a period of three (3) months after the date of such Default Notice ("Stand Still Period"), (i) Veltri will suspend collection of Veltri Obligations, and (ii) Comerica shall have the sole right to conduct the sale and or liquidation of the Collateral and, with respect to any sale or liquidation commenced before the expiration of the Stand Still Period, shall have the sole right to complete such sale or liquidation, provided, however, that (x) Comerica shall not, within any period of less than twelve months, issue more than one Default Notice and (y) in the event that Veltri initiates a sale or liquidation of Collateral after the expiration, rescission or termination of a Stand Still Period, Veltri shall be entitled to continue such sale or liquidation until completion thereof, notwithstanding the fact that, due to additional or new Default Notices, Comerica would be entitled to new or additional Stand Still Periods in the absence of this clause (y).

         5. TRANSFERS. Comerica and Veltri covenant and agree that in the event either of them transfers or assigns any of their respective interests in the Collateral, such transfer or assignment shall be made expressly subject to the terms hereof.

         6. THIRD PARTY RIGHTS. This Agreement is made solely for the benefit of Bank and Veltri and their respective successors and assigns, and no other person or party (including Borrower) shall have any right, remedy, benefit, priority or other interest hereunder.

         7. CHOICE OF LAW. This Agreement is governed by the laws of the State of Michigan and shall be interpreted and construed in accordance with such laws, and enforceable in the state

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and federal courts which include the State of Michigan within their territorial jurisdictions and in such other jurisdictions where the Collateral may from time to time be located.

         Executed as of the date first entered above


                                    Michael Veltri
                                    --------------------------------------------
                                    MICHAEL VELTRI, individually and as Trustee


                                    COMERICA BANK, as Agent


                                    By:   [SIG]
                                       -----------------------------------------

                                    Its: Assistant Vice President
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